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                      IN THE UNITED STATES BANKRUPTCY COURT
                      FOR THE EASTERN DISTRICT OF LOUISIANA


In the Matter of:                      :     No. 95-14545
                                       :     Section A
HARRAH'S JAZZ COMPANY,                 :
                                       :     JOINTLY ADMINISTERED
                    Debtor.            :     WITH
                                       :
---------------------------------------:
                                       :
In the Matter of:                      :     No. 95-14544
                                       :     Section A
HARRAH'S JAZZ FINANCE CORP.,           :
                                       :     Chapter 11
                    Debtor.            :     Reorganization
                                       :
---------------------------------------:
                                       :
In the Matter of:                      :     No. 95-14871
                                       :     Section A
HARRAH'S NEW ORLEANS                   :
INVESTMENT COMPANY,                    :     Chapter 11
                                       :     Reorganization
                    Debtor.            :
                                       :
---------------------------------------:


                                     NOTICE

     The United States Bankruptcy Court for the Eastern District of Louisiana ("Court") has entered an Order approving the adequacy of the Debtors' Fourth Amended Summary Joint Disclosure Statement Pursuant to Sections 1125 and 1127 of the Bankruptcy Code dated as of July 24, 1997 (the "Summary Disclosure Statement"), referring to the Third Amended Joint Plan Of Reorganization Under Chapter 11 of the Bankruptcy Code, as Modified Pre- and Post-Petition (the "Modified Plan").

     NOTICE IS HEREBY GIVEN THAT:

     A. SEPTEMBER 8, 1997 is fixed as the last date for returning ballots changing votes on the plan of reorganization previously confirmed by the Court on April 28, 1997 ("Confirmed Plan").

     B. The hearing on confirmation of the Modified Plan ("Confirmation Hearing") shall commence on SEPTEMBER 24, 1997 at 10:00 a.m. before the Hon. Thomas M. Brahney, III, 7th Floor, Hale Boggs Federal Building, 501 Magazine Street, New Orleans, Louisiana, and may be continued from time to time and day to day by oral announcement in open court without further notice.

     C. SEPTEMBER 8, 1997 is fixed as the last date for filing and serving pursuant to Fed. R. Bankr. P. 3020(b)(1) written objections to confirmation of the Modified Plan. All objections to confirmation shall be served upon the following parties so as to be received by 5:00 p.m. C.D.T. on such date:

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
Daniel R. Murray, Esq.             William H. Patrick, III, Esq.           Edward M. Heller, Esq.
Jenner & Block                     A Professional Corporation              Bronfin & Heller
One IBM Plaza                      10636 Linkwood Court                    650 Poydras Street, Suite 2500
Chicago, IL 60611                  Baton Rouge, LA 70810                   New Orleans, LA 70130
Fax: (312) 527-0484                Fax: (504) 769-0010                     Fax: (504) 522-0949

Robert J. Rosenberg, Esq.          Joseph E. Friend, Esq.                  Rudy J. Cerone, Esq.
Latham & Watkins                   Breazeale, Sachse & Wilson, L.L.P.      McGlinchey Stafford
885 Third Avenue                   LL & E Tower, Suite 2400                643 Magazine Street
New York, NY 10022                 909 Poydras St.                         New Orleans, LA  70130
Fax: (212) 751-4864                New Orleans, LA  70112-0500             Fax: (504) 596-2847
                                   Fax: (504)584-5452

Bruce R. Zirinsky, Esq.            Diana Rachal, Esq.
Weil Gotshal & Manges              Office of the United States Trustee
767 Fifth Avenue                   400 Poydras Street, Suite 2110
New York, NY  10153-0001           New Orleans, LA 70130
Fax: (213) 310-8007                Fax: (504) 589-4096
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     D.   Any Bondholder seeking to revoke a Release previously given in accordance with Section 5.2 of the Confirmed Plan and who has the right to do so must file a motion with the Court seeking entry of an order granting it authority to revoke its Release, and give notice of its motion to the persons identified in paragraph C above, on or before SEPTEMBER 8, 1997. If no party in interest objects to the relief sought by such Bondholder within 10 days of notice of its request, the Court may enter an order giving effect to such revocation of Release without further notice or a hearing.

     E. In accordance with Section 1127 of the Bankruptcy Code, the Modified Plan may be further modified at or prior to the Confirmation Hearing to accommodate objections thereto. At the Confirmation Hearing, the Court may enter such orders as it deems appropriate under applicable law and as required under the circumstances of the Debtors' Chapter 11 cases.


Dated: August 5, 1997


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

Daniel R. Murray, Esq.             Edward M. Heller, Esq.        Robert J. Rosenberg, Esq.
Jenner & Block                     Bronfin & Heller              Latham & Watkins
One IBM Plaza                      650 Poydras St., Suite 2500   885 Third Avenue
Chicago, IL 60611                  New Orleans, LA 70130         New York, NY 10022

Counsel for Harrah's Jazz Co.      Counsel for Harrah's New      Counsel for Harrah's
and Harrah's Jazz Finance Corp.    Orleans Investment Company    Entertainment, Inc.
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